UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2004

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4500, 501 Merritt 7, Norwalk, Connecticut	06856-4500
(Address of principal executive offices)	(Zip Code)

(203) 750-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the registrant’s press release dated September 15, 2004, announcing that: 1) Olin made a voluntary pension plan contribution of $43 million; 2) Olin’s Chlor Alkali Products business has invoked the force majeure clause in its chlorine contracts with customers because of equipment problems at its McIntosh, Alabama facility that could lower production rates for a 2 to 4 week period; and 3) Olin re-affirmed its previous guidance of diluted earnings per share being in the $0.20 range for the third quarter of 2004.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated September 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General Counsel and Secretary

Date: September 15, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated September 15, 2004.